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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                    Jurisdiction                 Holder of
Name                                       Of Incorporation/Organization     Outstanding Stock
                                           -----------------------------     -----------------
BancorpSouth Bank                                   Mississippi              BancorpSouth, Inc.

Personal Finance Corporation                        Mississippi              BancorpSouth Bank

Century Credit Life Insurance
Company                                             Mississippi              BancorpSouth Bank

BancorpSouth Insurance Services, Inc.               Mississippi              BancorpSouth Bank

BancorpSouth Investment Services, Inc.              Mississippi              BancorpSouth Bank

BancorpSouth Municipal Development                  Arkansas                 BancorpSouth Bank
Corporation

BancorpSouth Capital Trust I                        Delaware                 BancorpSouth, Inc.

Risk Advantage, Inc.                                Arkansas                 BancorpSouth, Inc.

Business Holding Company Trust I                    Delaware                 BancorpSouth, Inc.

Premier Bancorp Capital Trust I                     Delaware                 BancorpSouth, Inc.
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